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                                                                    EXHIBIT 99.7


                               MEI HOLDINGS, L.P.
                             c/o THE HAMPSTEAD GROUP
                              Texas Commerce Tower
                                2200 Ross Avenue
                                  Suite 4200-W
                               Dallas, Texas 75201

                                                                October 13, 1998

Nomura Asset Capital Corporation
Two World Financial Center, Building B
New York, New York 10281


                              RE: NOTE MODIFICATION


Ladies and Gentlemen:

                  We refer to that certain Note dated June 5, 1997 in the amount of $10,000,000 (the "Original Note") between MEI HOLDINGS, INC. (the "Borrower") and NOMURA ASSET CAPITAL CORPORATION ("Lender"), as amended and restated by that certain Amended and Restated Promissory Note dated May 8, 1998, pursuant to which the principal amount of the Original Note was increased to $20,000,000 (as amended and restated, the "Restated Note"), as further amended by that certain Note Modification Agreement dated the date hereof, pursuant to which the principal amount of the Restated Note is increased to $21,034,759 (the "Modified Note", the Original Note as amended and restated by the Restated Note and as modified by the Modified Note are hereinafter referred to as the "Note"). Unless otherwise indicated, capitalized terms herein shall have the meaning ascribed to them in the Note.

                  Contemporaneously herewith, Borrower is exercising its option to extend the maturity date of the Note pursuant to that certain Letter Agreement dated March 30, 1998 between Borrower and Lender, and Malibu Centers, Inc. ("MCI") is exercising its option to extend the maturity date of that certain Promissory Note between MCI and Lender dated June 27, 1997 pursuant to that certain Letter Agreement dated March 30,





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1998 between MCI and Lender, and in connection therewith Borrower has agreed to, among other things, pay Lender an extension fee equal to $2,069,518 (the "Extension Fee"), all or a portion of which may be waived as hereinafter provided and Borrower and Lender have agreed to increase the principal amount of the Note to $21,034,759.

                  Lender agrees to waive its right to the entire Extension Fee if the Debt is repaid in full as provided in the immediately following paragraph on or prior to October 31, 1998. Lender agrees to waive its right to one half of the Extension Fee if the Debt is repaid in full as provided in the immediately following paragraph after October 31, 1998 and on or prior to November 30, 1998.

                  If Borrower is entitled to a waiver of all or any portion of the Extension Fee, Borrower may reduce the Debt by the amount of the Extension Fee or the portion thereof which is waived (the "Waived Amount") rather than paying the Waived Amount to Borrower.

                  This agreement may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement.





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                  Please indicate your acceptance of the terms of this letter agreement by signing in the space provided below.


                                   Very truly yours,

                                   MEI HOLDINGS, L.P., a Delaware limited
                                   partnership

                                   By:  MEI GENPAR, L.P.
                                        its general partner



                                        By:  HH GenPar Partners,
                                             its general partner


                                             By:  Hampstead Associates, Inc.,
                                                  a managing general partner


                                             By: /s/ KYM IRVIN
                                                --------------------------------
                                                Name: Kym Irvin
                                                Title: Authorized Representative


ACCEPTED AND AGREED TO:


NOMURA ASSET CAPITAL CORPORATION


By: /s/ LANCE W. HABERIN
   -----------------------------
   Name: Lance W. Haberin
   Title: Vice President



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